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                                                      Exhibit 23












                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-54362) pertaining to The Carolina Pension Investment Plan of our report dated June 6, 1994, with respect to the financial statements and schedules of The Carolina Pension Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1993.



                                  ERNST & YOUNG

Canton, Ohio
June 24, 1994